   As filed with the Securities and Exchange Commission on October 26, 1998.
                                                 Registration No. 333-________
===============================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                           CAREY INTERNATIONAL, INC.
              (Exact name of issuer as specified in its charter)



            DELAWARE                                      52-1171965
-------------------------------                           ----------
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)



              4530 WISCONSIN AVENUE, N.W., WASHINGTON D.C. 20016
              --------------------------------------------------
                   (Address of principal executive offices)
                           -------------------------


                    1998 CUSTOMER SERVICE STOCK BONUS PLAN
                DIRECTORS' DEFERMENT OF COMPENSATION AGREEMENTS
                             (Full title of plan)
                             --------------------

                                                Copies of communications to:
    VINCENT A. WOLFINGTON                           JAMES E. DAWSON, ESQ.
  CAREY INTERNATIONAL, INC.                     NUTTER, MCCLENNEN & FISH, LLP
 4530 WISCONSIN AVENUE, N.W.                       ONE INTERNATIONAL PLACE
   WASHINGTON D.C.  20016                     BOSTON, MASSACHUSETTS  02110-2699
       (202) 895-2000                                  (617) 439-2000
 (Name, address and telephone number of agent for service)

                              -------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                               Proposed maximum         Proposed maximum
 Title of each class of securities        Amount being        offering price per    aggregate offering price        Amount of
 to be registered                        registered (1)            share (2)                   (2)             registration fee (2)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock,                            150,000 Shares             $13.8125               $2,071,875               $575.98
$.01 par value per share
====================================================================================================================================



(1) This Registration Statement covers 50,000 shares of common stock, $.01 par value per share (the "Common Stock"), that may be issued pursuant to the Company's 1998 Customer Service Stock Bonus Plan (the "Bonus Plan"), and 100,000 shares of Common Stock that may be issued pursuant to those Deferment of Compensation Agreements made from time to time by and between the Company and certain of its directors (the "Deferred Compensation Agreements"). In addition, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under the Stock Bonus Plan and the Deferred Compensation Agreements as a result of a stock dividend, stock split or other recapitalization.

(2) Determined pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices per share of the Common Stock as reported on The Nasdaq National Market on October 19, 1998.

===============================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

     Carey International, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-50245), filed with the Commission pursuant to Rule 424(b)(1) under the Securities Act on May 8, 1998;

     (b) The Company's Annual Report on Form 10-K filed with the Commission on March 2, 1998 (as amended on March 30, 1998, and except for the financial statements and reports of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.) thereon);

     (c) The Company's Current Report on Form 8-K/A filed with the Commission on January 13, 1998;

     (d) The Company's Quarterly Reports on Form 10-Q for the three month periods ended February 28, May 31 and August 31, 1998, respectively; and

     (e) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A (File No. 000-22551) and its Registration Statement on Form S-1 (File No. 333-22651).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently-filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Company's Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the law of the State of Delaware.

     The Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

     The Certificate of Incorporation and the Company's By-laws also provide that each person who was or is made party to, or is involved in, any action, suit, proceeding or claim by reason of the fact that he or she is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as a director or officer of any other enterprise, including service with respect to employee benefit plans) shall be indemnified and held harmless by the Registrant, to the full extent permitted by Delaware law, as in effect from time to time, against all expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts to be paid in settlement incurred by such person in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. The Company's By-laws allow similar rights of indemnification to be afforded, in the Company's discretion, to its employees and agents.

     The rights to indemnification and the payment of expenses provided by the Certificate of Incorporation do not apply to any action, suit, proceeding or claim initiated by or on behalf of a person otherwise entitled to the benefit of such provisions. Any person seeking indemnification under the Certificate of Incorporation shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

     The Company maintains an indemnification insurance policy covering all directors and officers of the Company and its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION.
         ---------------------------

     Not applicable.

ITEM 8.  EXHIBITS.
         --------

     See the exhibit index immediately preceding the exhibits attached hereto.

ITEM 9.  UNDERTAKINGS.
         ------------

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law and the registrant's Certificate of Incorporation and By-laws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington D.C., on the 26th day of October 1998.

                              CAREY INTERNATIONAL, INC.


                              By: /s/ Vincent A. Wolfington
                                  ------------------------------------------
                                  Vincent A. Wolfington
                                  Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

         SIGNATURES                              TITLE                          DATE
-----------------------------  -----------------------------------------  ----------------

 /s/ Vincent A. Wolfington          Chairman of the Board and Chief       October 26, 1998
-----------------------------               Executive Officer
Vincent A. Wolfington

 /s/ Don R. Dailey                      President and Director            October 26, 1998
-----------------------------
Don R. Dailey

 /s/ David H. Haedicke                  Chief Financial Officer           October 26, 1998
-----------------------------
David H. Haedicke

 /s/ Paul A. Sandt                   Principal Accounting Officer         October 26, 1998
-----------------------------
Paul A. Sandt


/s/ Dennis I. Meyer                            Director                   October 26, 1998
-----------------------------
Dennis I. Meyer

/s/ Joseph V. Vittoria                         Director                   October 26, 1998
-----------------------------
Joseph V. Vittoria

 /s/ Robert W. Cox                             Director                   October 26, 1998
-----------------------------
Robert W. Cox

 /s/ Nicholas J. St. George                    Director                   October 26, 1998
-----------------------------
Nicholas J. St. George


                                 EXHIBIT INDEX


Exhibit No.    Title                                            Page
----------     -----                                            ----

    4.1    1998 Customer Service Stock Bonus Plan                7

    4.2    Form of Deferment of Compensation
           Agreement (incorporated by reference to the Company's Registration Statement on
           Form S-1 (No. 333-50245))

    5      Opinion of Nutter, McClennen & Fish, LLP             11


   23.1    Consent of Nutter, McClennen & Fish, LLP             Contained in
                                                                Exhibit 5

   23.2    Consent of PricewaterhouseCoopers LLP                12

   23.3    Consent of PricewaterhouseCoopers LLP                13
